Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Nocera, Inc. and its subsidiaries of our report dated May 06, 2025, except for Note 8 and 25 dated June 20, 2025 relating to the consolidated financial statements for the years ended December 31, 2024 and 2023.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ Enrome LLP

Singapore

September 29, 2025

PCAOB ID #6907